UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2002

AGRONIX, INC.

(Exact name of registrant as specified in its charter)

Florida	0-15893	13-4025362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1666 West 75th Avenue Vancouver, B.C., Canada	V6P 6G2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 714-1606

ITEM 4. CHANGES IN REGISTRANT'S CERTIFIED PUBLIC ACCOUNTANT

a) Previous independent accountants

(i) Effective July 26, 2002, Agronix, Inc., (the "Registrant") terminated the appointment of of Grant Thornton, LLP, as its independent accountant, effective for the accounting period ending and calendar year ending December 31, 2002.

(ii) In connection with its audits for the fiscal years ended December 31, 2001, December 2000 for the period from January 20, 2000 (Date of Inception) through December 31, 2001, and through July 26, 2002, there have been no disagreements with Grant Thornton, LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton, LLP, would have caused them to make reference thereto in their report on the financial statements for such periods. The report on the Registrant's financial statements prepared by Grant Thornton, LLP, for the fiscal years ending December 31, 2001 and December 31, 2000, and for the period from January 20, 2000 (Date of Inception) through December 31, 2001, contained a going concern qualification but did not contain any other adverse opinion or disclaimer of opinion and was not qualified or modified as to any other uncertainty, audit scope or accounting principle.

(iii) The Registrant's Board of Directors participated in and approved the decision to change independent accountants through termination of the appointment of Grant Thornton, LLP.

(iv) On July 29, 2002, the Company provided a draft copy of this report on Form 8K to Grant Thornton, LLP, requesting their comments on the information contained herein. Upon receipt of a response from Grant Thornton, LLP, the Company shall file it by amendment to this report on Form 8K.

b) New independent accountants

The Company engaged Labonte & Co. as its new independent accountants as of July 26, 2002, for the accounting period and calendar year ended December 31, 2002. During the two most recent fiscal years and through July 25, 2002, the Company has not consulted with Labonte & Co. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements with a written report or oral advice provided to the Company that Labonte & Co. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 - to be filed as an amendment to this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRONIX, INC.

By:/S/ PETER DRUMMOND

Peter Drummond, Chairman of the Board and CEO

By: /S/ BRIAN HAUFF

Brian Hauff, President, President and Director

By:/S/ HENRI DINEL

Henri Dinel, Vice President and Director

By:/S/ PETER BARNETT

Peter Barnett, Secretary and Director

Date: August 1, 2002